EXHIBIT (j)(7)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 2024, relating to the financial statements and financial highlights of Plan Investment Fund, Inc., comprised of the Government Portfolio and Money Market Portfolio, which are included in Form N-CSR for the year ended December 31, 2023.

/s/ COHEN & COMPANY, LTD.

Chicago, Illinois

May 2, 2025

C-15